EXHIBIT 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE June 13, 2007	For Further Information Contact: Michael L. Bowlin, Chairman (505) 266-5985 Rudy R. Miller, Chairman and CEO The Miller Group Investor Relations for the Company (602) 225-0504

BOWLIN TRAVEL CENTERS REPORTS RESULTS FOR

FIRST QUARTER OF FISCAL YEAR 2008

ALBUQUERQUE, NEW MEXICO, June 13, 2007 -- Bowlin Travel Centers, Inc. (OTCBB: BWTL) today reported net sales from continuing operations increased 0.6% to $6.677 million for the three months ended April 30, 2007, compared to net sales from continuing operations of $6.635 million for the same three month period in the prior fiscal year. Earnings per share for the three-month period ended April 30, 2007 was $0.002 per basic and diluted share, compared to $0.016 per basic and diluted share for the three months ended April 30, 2006.

“We are pleased with our performance during the first quarter fiscal 2008 particularly in light of unusual weather conditions that occurred during the period directly affecting the traveling public,” commented Michael L. Bowlin, Chairman, President and Chief Executive Officer. “We completed the sale of one underperforming location on May 24th subsequent to the end of the first quarter and two other underperforming locations remain on the market for sale.

Our underlying platform for success has been based on operational improvements which are comprised of two factors, volume buying for improved margins and maintaining our supervisory support programs that have proved so successful for us. In fiscal year 2008 we will sustain this core focus throughout our operations,” Bowlin concluded.

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Bowlin Travel Centers Reports Results for First Quarter of Fiscal Year 2008
June 13, 2007

Strategically located on major interstate highways, the Company operates travel centers that utilize co-branding agreements with national companies. The Company's current operations are located in the Southwestern United States.

Visit our web sites at:	www.bowlintc.com	and	www.shopbowlin.com

Certain statements contained herein with respect to factors which may affect future earnings, including management’s beliefs and assumptions based on information currently available, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements that are not historical facts involve risks and uncertainties, and results could vary materially from the descriptions contained herein. For more details on risk factors, see the company’s annual reports on Form 10-K, quarterly reports on Form 10-Q and other filings with the Securities and Exchange Commission.

FINANCIAL TABLES FOLLOW:

Bowlin Travel Centers Reports Results for First Quarter of Fiscal Year 2008
June 13, 2007

The following tables outline the company's financial results for fiscal 2008 and fiscal 2007.

Condensed Balance Sheets and Statements of Income

BALANCE SHEET
(in thousands)
Assets	April 30, 2007 (Unaudited)	January 31, 2007 (Audited)

Cash and cash equivalents	$1,901	$2,308

Marketable securities	781	453

Other current assets	4,340	4,171

Total Current Assets	7,022	6,932

Property and equipment, net	9,672	9,706

Assets held for sale	2,541	2,559

Other assets	788	809

Total Assets	$20,023	$20,006

Liabilities and Shareholders’ Equity

Current liabilities	$2,013	$1,880

Long-term debt	4,179	4,198

Long-term debt of assets held for sale	485	521

Deferred income taxes	690	759

Total Liabilities	7,367	7,358

Shareholders’ equity	12,656	12,648

Total Liabilities and Shareholders’ Equity	$20,023	$20,006

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Bowlin Travel Centers Reports Results for First Quarter of Fiscal Year 2008
June 13, 2007

CONDENSED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except share and per share data)

	THREE MONTHS ENDED APRIL 30,
	2007	2006

Net sales	$6,677	$6,635

Cost of goods sold	(4,586)	(4,513)

General and administrative expenses	(1,815)	(1,725)

Depreciation and amortization	(194)	(185)

Income from operations	82	212

Interest expense	(76)	(82)

Other non-operating income, net	104	87

Income from continuing operations before income taxes	110	217

Income tax expense	(57)	(87)

Income from continuing operations	53	130

Loss from discontinued operations	(45)	(58)

Net income	$8	$72

Earnings per share:

Basic and diluted; continuing operations	$0.012	$0.028

Basic and diluted; discontinued operations	$(0.010)	$(0.012)

Basic and diluted; net income	$0.002	$0.016

Weighted average common shares outstanding	4,583,348	4,583,348

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